UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19871 (Commission File Number)	94-3078125 (IRS Employer Identification No.)

3155 Porter Drive, Palo Alto, California (Address of principal executive offices)	94304 (Zip Code)

Registrant’s telephone number, including area code: (650) 475-3100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 21, 2005, StemCells, Inc. (the “Company”) entered into a Second Amendment to Lease by and between The Board of Trustees of Leland Stanford Junior University and the Company (the “Lease Amendment”) regarding the lease of the Company’s primary office and research facility located at 3155 Porter Drive, Palo Alto, California. The Lease Amendment, effective as of April 1, 2005, extends the term of the lease through March 31, 2010, includes an immediately effective reduction in the rent per square foot, provides for an expansion of the leased premises by approximately 28,000 additional square feet effective July 1, 2006, and provides the Company a renewal option to extend the term of the lease through March 31, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC.
By:	/s/ Martin McGlynn
Martin McGlynn
President and Chief Executive Officer

Date: April 27, 2005